                                                                    EXHIBIT 20.2

                                      UCFC
                                UCFC Loan Trust
                                 Series 1996-A
                               Reserve Fund Trust
                       Statement  To  Certificateholders

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                                                     DISTRIBUTIONS IN DOLLARS
                                PRIOR                                                                            CURRENT
               ORIGINAL     PRINCIPAL                                            REALIZED       DEFERRED       PRINCIPAL
   CLASS     FACE VALUE       BALANCE     INTEREST     PRINCIPAL      TOTAL        LOSSES       INTEREST         BALANCE
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     A             0.00          0.00         0.00         0.00        0.00          0.00           0.00            0.00
     B             0.00          0.00         0.00         0.00        0.00          0.00           0.00            0.00



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TOTALS             0.00          0.00         0.00         0.00        0.00          0.00           0.00            0.00
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                      FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH
                                                                                                         RATES
                                PRIOR                                             CURRENT
                            PRINCIPAL                                           PRINCIPAL
   CLASS          CUSIP       BALANCE     INTEREST     PRINCIPAL      TOTAL       BALANCE        CURRENT            NEXT
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     A                       0.000000     0.000000     0.000000    0.000000      0.000000      0.000000%       0.000000%
     B                       0.000000     0.000000     0.000000    0.000000      0.000000      0.000000%       0.000000%


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SELLER:                       UCFC Acceptance Corporation             ADMINISTRATOR:                   Vince Valdes
SERVICER:                 United Companies Lending Corporation                                     Bankers Trust Company
LEAD UNDERWRITER:             UCFC Acceptance Corporation                                              3 Park Plaza
RECORD DATE:                       October 31, 1996                                                  Irvine, CA 92714
DISTRIBUTION DATE:                November 15, 1996                  FACTOR INFORMATION:              (800) 735-7777
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                                                                                      (c) COPYRIGHT 1996 Bankers Trust Company

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